UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2009

MARVIN’S PLACE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-144082	20-8789451
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8860 Greenlawn Street
Riverside, CA 92508
(Address of principal executive office)

(951) 902-2022
(Registrant's telephone number, including area code)

13245 Sunnyslope Drive, Chino Hills, CA 91709

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

Effective January 22, 2009, the board of directors appointed Georgette Mathers to fill a vacancy on the board of directors.

In addition, Chong Kim, the Company’s Chief Executive Officer, Chief Financial Officer, corporate Secretary and director resigned from the board of directors and resigned as the Company’s Chief Executive Officer, Chief Financial Officer and corporate Secretary.  Georgette Mathers was appointed as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary.  Mr. Chong’s resignation as both an officer and director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Georgette Mathers, 55 years of age, Chief Executive Officer, Chief Financial Officer, Secretary and Director.

Ms. Mathers is a corporate paralegal and has worked in the legal profession for over 20 years.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Ms. Mathers is a party in connection with this appointment as a director and an officer of this Company.

No transactions occurred in the last two years to which the Company was a party in which Ms. Mathers had or is to have a direct or indirect material interest.

Item 8.01.	Other Events

Effective January 23, 2009, the business is now located at 8860 Greenlawn Street, Riverside, California 92508.  The telephone number is 951-902-2022 and the fax number is 951-848-9520.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVIN’S PLACE, INC.

Date: January 26, 2009	By:	/s/ Georgette Mathers
Georgette Mathers,
Chief Executive Officer